UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2012 (October 15, 2012)

NSTAR ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-2301	04-1278810
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street Boston, Massachusetts	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 424-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  2

Financial Information

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 15, 2012, NSTAR Electric Company (“NSTAR Electric”) issued $400,000,000 aggregate principal amount of its 2.375% Debentures due 2022 (“Debentures”) pursuant to an Underwriting Agreement, dated October 9, 2012, between Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, and NSTAR Electric.  The Debentures were issued under an indenture dated as of September 1, 1988, between NSTAR Electric (formerly Boston Edison Company) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York, as successor to Bank of Montreal Trust Company), as trustee. The Company has registered its Debentures with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Commission file no. 333-165579-04).

The Debentures mature on October 15, 2022, and bear interest at a rate of 2.375% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2013.  Interest on the Debentures will accrue from October 15, 2012, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
1

Underwriting Agreement, dated October 9, 2012, Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, and NSTAR Electric.

4	Form of 2.375% Debenture due 2022.
5	Legal opinion of Richard J. Morrison, Esq.
23	Consent of Richard J. Morrison, Esq. (included in Exhibit 5).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR ELECTRIC COMPANY

(Registrant)

October 18, 2012

By:

/S/ PHILIP J. LEMBO

Philip J. Lembo

Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
1

Underwriting Agreement, dated October 9, 2012, among Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, and NSTAR Electric Company.

4	Form of 2.375% Debenture due 2022.
5	Legal opinion of Richard J. Morrison, Esq.
23	Consent of Richard J. Morrison, Esq. (included in Exhibit 5).